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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ARES COMMERCIAL REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

March 14, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Ares Commercial Real Estate Corporation (the “Company”) to be held on April 23, 2019 at 9:30 a.m., Eastern Daylight Time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022.
At the Annual Meeting, you will be asked to (i) elect three directors of the Company, (ii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, (iii) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and (iv) approve, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held, each as more fully described in the accompanying proxy statement.
Your vote is important regardless of the number of shares you own.
We will be using the “Notice and Access” method of providing proxy materials to stockholders. We believe that this process will provide a convenient and quick way to access the proxy materials, including the Company’s proxy statement and 2018 annual report to stockholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
On or about March 14, 2019, the Company will mail to stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access card, containing instructions on how to access the proxy statement and 2018 annual report to stockholders and authorize a proxy to vote electronically via the Internet or by telephone. The Notice and Access card also contains instructions as to how stockholders can receive a paper copy of the proxy materials and authorize a proxy to vote by mail.
If you hold shares of the Company’s common stock in “street name” through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.
We urge you to submit your proxy voting instructions to the Company as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting.
On behalf of your board of directors, thank you for your continued interest and support.

Sincerely,
/s/ WILLIAM S. BENJAMIN
William S. Benjamin Chairman of the Board of Directors

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2019
To the Stockholders of Ares Commercial Real Estate Corporation:
Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), will be held on April 23, 2019 at 9:30 a.m., Eastern Daylight Time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 for the following purposes:

1.	To elect three directors to serve until the Company’s 2022 annual meeting of stockholders, and until their successors are duly elected and qualify;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.
To consider and vote upon an advisory, non-binding, resolution to approve the compensation of the Company's named executive officers for the fiscal year ended December 31, 2018, as described in the accompanying proxy statement;

4.
To consider and vote upon an advisory, non-binding, determination of the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory, basis the compensation of the Company's named executive officers will be held; and

5.	To consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only the holders of record of shares of common stock of the Company at the close of business on the record date, February 26, 2019, will be entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof.
Your vote is important regardless of the number of shares you own. Accordingly, we urge you to promptly submit your proxy voting instructions even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting.
You have the option to revoke your proxy at any time prior to the Annual Meeting, or to vote your shares personally on request if you attend the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company.
If you hold shares of the Company’s common stock in “street name” through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Your proxy is being solicited by the Company’s board of directors. The board of directors recommends that you vote FOR the election of the three directors listed in the accompanying proxy statement to serve until the Company’s 2022 annual meeting of stockholders, and until their successors are duly elected and qualify, FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, FOR the resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2018, and for a frequency of THREE YEARS with respect to future votes to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

By Order of the Board of Directors,
/s/ Anton Feingold
Anton Feingold Secretary
New York, New York
March 14, 2019
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2019: The proxy statement and the Company’s 2018 annual report are available at: http://materials.proxyvote.com/04013V.

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

PROXY STATEMENT FOR
2019 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by the board of directors (the “Board”) of Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 23, 2019 at 9:30 a.m., Eastern Daylight Time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 or at any adjournment or postponement thereof. This proxy statement, the notice of annual meeting of stockholders and the related proxy card are first being made available to our stockholders on or about March 14, 2019.
This proxy statement is accompanied by our 2018 annual report which includes audited financial statements for the fiscal year ended December 31, 2018 audited by Ernst & Young LLP, our independent registered public accounting firm, and their report thereon, dated February 21, 2019.
We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly authorize your proxy and we receive it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If you return an executed proxy, but no specification is made, the votes entitled to be cast by you will be cast FOR the election of the three directors listed in the accompanying proxy statement to serve until our 2022 annual meeting of stockholders, and until their successors are duly elected and qualify, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, FOR the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2018 and for a frequency of THREE YEARS with respect to future votes to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of common stock represented by properly submitted proxies in their discretion.
Any stockholder “of record” (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Annual Meeting may revoke it before it is exercised by giving a later‑dated properly executed proxy, by giving notice of revocation to us in writing before or at the Annual Meeting or by attending the Annual Meeting and voting in person. However, the mere presence of the stockholder at the Annual Meeting does not revoke the proxy. If you hold shares of our common stock in “street name” through a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your broker, bank or other institution or nominee and present it at the Annual Meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with their policies a sufficient time in advance of the Annual Meeting.
Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting. With respect to the election of directors, proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters. Stockholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein. The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on February 26, 2019. As of the close of business on February 26, 2019, there were 28,755,665 shares of our common stock outstanding. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of shares of common stock entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies. Abstentions and broker non‑votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting. A broker non‑vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Therefore, if you hold your shares in “street name” and do not give the broker or nominee specific voting instructions on the election of the three directors, your shares will not be voted on those items, and a broker non‑vote will occur. Broker non‑votes will have no effect on the voting results for such items.
The affirmative vote of a plurality of the votes cast at a meeting at which a quorum is present is required under our Amended and Restated Bylaws (the “Bylaws”) to approve Proposal 1 (the election of three directors to serve until our 2022 annual meeting of stockholders and until their successors are duly elected and qualify). This means that the nominees with the most votes are elected. For purposes of the vote on Proposal 1, you may vote “For” or withhold authority to vote for each of the nominees to the Board. “Withheld” votes and broker non‑votes will not be counted as votes cast and will have no effect on the result of the vote. However, each director has agreed that if he or she receives more “Withheld” votes than “For” votes, the director will tender his or her resignation for consideration by the nominating and governance committee. For additional details, including a description of our director majority vote resignation policy, see the section of this proxy statement entitled “Proposal 1: Election of Directors.”
You may vote “For” or “Against,” or abstain from voting on Proposal 2 (to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm). The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2 (meaning the number of shares voted “For” Proposal 2 must exceed the number of shares voted “Against” Proposal 2). For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
You may vote "For" or "Against," or abstain from voting on Proposal 3 (to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2018). The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 3 (meaning the number of shares voted "For" Proposal 3 must exceed the number of shares voted "Against" Proposal 3). For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
You may vote "One Year,” “Two Years” or "Three Years," or abstain from voting on Proposal 4 (to approve, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be held). The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the chosen frequency under Proposal 4 (meaning the number of shares voted for Proposal 4 must exceed the number of shares voted for the other choices under Proposal 4). However, if none of the frequency alternatives (“One Year,” “Two Years” or “Three Years”) receive a majority of the votes cast, we will consider the frequency with the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. For purposes of the vote on Proposal 4, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
We will bear the cost of solicitation of proxies in relation to this proxy statement. Proxies will be solicited by mail, by telephone, by electronic mail or by facsimile, telegram or other electronic means or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom we will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Ares Commercial Real Estate Management LLC, our external manager (our “Manager”), without special compensation therefor, may solicit proxies personally, by telephone, by electronic mail or by facsimile, telegram or other electronic means from stockholders.

The Board recommends that you vote FOR the election of the three directors listed in this proxy statement to serve until our 2022 annual meeting of stockholders, and until their successors are duly elected and qualify, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, FOR the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2018 and for a frequency of THREE YEARS with respect to future votes to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

PROPOSAL 1: ELECTION OF DIRECTORS
Election of Directors
Under our charter (as amended, the “Charter”) and the Bylaws (together with the Charter, the “Charter Documents”), our directors are divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies, or until the director’s earlier resignation, death or removal.
The terms of William L. Browning, James A. Henderson and Edmond N. Moriarty, III, the Class I directors, will expire at the Annual Meeting. As a result, the nominating and governance committee has recommended, and the Board has nominated, Messrs. Browning, Henderson and Moriarty to stand for re‑election at the Annual Meeting and to hold office until the annual meeting to be held in 2022 and until their successors are duly elected and qualify. Messrs. Browning, Henderson and Moriarty have agreed to continue to serve as directors if elected and have consented to be named as nominees. The Charter Documents provide that directors shall be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. This means that Messrs. Browning, Henderson and Moriarty must receive the most votes to be elected as our directors for the term for which they have been nominated.
A stockholder can vote for or withhold his or her vote from such director nominee. Nominees are elected by a plurality vote, which means that the nominees with the most votes are elected. However, pursuant to our Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes withheld from his or her election than votes for his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the nominating and governance committee. The nominating and governance committee will then review the director’s continuation on the Board and recommend to the Board whether the Board should accept such tendered resignation. The Board will promptly and publicly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation.
In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the three directors named herein. If any nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated as a replacement by the nominating and governance committee and by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.
Information about the Directors
The information set forth below was furnished to us by each director, and sets forth as of March 14, 2019, the name, age, principal occupation or employment of each such person, all positions and offices such person has held with us, and the period during which he or she has served as our director or executive officer. Messrs. Browning, Henderson and Moriarty have not been proposed for election nor has any director been selected as a director pursuant to any agreement or understanding with us or any other person.
Currently, the Board is comprised of eight members, which are divided into three classes serving staggered terms. Each director generally serves until the annual meeting of stockholders held in the third year following the year of his or her election and until a successor is duly elected and qualifies. The Bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, unless the Bylaws are amended, the number of directors may never be less than the minimum required by the Maryland General Corporation Law, or more than 15.
We divide our directors into two groups—interested directors and independent directors. Independent directors are directors that the Board has affirmatively determined satisfy the requirements of Rule 303A.02 of the NYSE Listed Company Manual. Directors for which no such determination has been made are considered interested directors.

Name	Age	Position(s) Held with Company and Length of Time Served
Rand S. April.......................................	68	Director (Class III Director) since April 2016*
Michael J Arougheti............................	46	Director (Class III Director) since September 2011 (Chairman of the Board from September 2011 through March 2014)
William S. Benjamin...........................	55	Director (Class II Director) and Chairman of the Board since February 2018
Caroline E. Blakely.............................	64	Director (Class II Director) since February 2014*
William L. Browning..........................	65	Director (Class I Director) since February 2014*
James A. Henderson............................	49	Director (Class I Director) and Chief Executive Officer since November 2017; President and Chief Investment Officer since April 2017
Edmond N. Moriarty, III.....................	58	Director (Class I Director) since April 2018*
James E. Skinner.................................	65	Director (Class III Director) since April 2016*
_____________________________________________

*	Our Board has determined that this director is independent for purposes of the NYSE corporate governance listing requirements.
Based on the recommendations of the nominating and governance committee, the Board has identified certain desired attributes for directors. Each of the directors has demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of the directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long‑term interests of our stockholders as a whole. The directors have been selected such that the Board represents a range of backgrounds and experience. There is no familial relationship among any of the members of the Board or executive officers.
Set forth below is biographical information for the directors as of March 14, 2019. The biographical information of each director includes a discussion of such director’s particular experience, qualifications, attributes or skills, as of the date of this proxy statement, that lead us to conclude that such individual should serve as a director, in light of our business and structure.
Nominees for Class I Directors (Current term expires at the 2019 Annual Meeting of Stockholders)
William L. Browning is one of our Class I directors and currently serves as the Chairperson of the audit committee and as a member of the compensation committee. Mr. Browning has dedicated his time to serving on boards of directors since January 2012. From 1999 to January 2012, Mr. Browning was a senior client service partner at Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services. From 2008 to 2012, Mr. Browning served as the managing partner for Ernst & Young LLP’s Los Angeles office, which at the time of his departure was Ernst & Young LLP’s second largest practice in the Americas and the largest public accounting firm in Los Angeles with over 1,200 professionals and over $400 million in annual revenues. Mr. Browning’s extensive industry sector experience includes: real estate and REITs, financial services (commercial banks, asset management, consumer finance, credit card and mortgage companies), private equity, energy (upstream/downstream, refining and natural gas), engineering and construction, and technology. Before joining Ernst & Young LLP, Mr. Browning began his professional career with Arthur Andersen & Co. in 1976, where he was admitted to partnership in 1987 and named office managing partner of its Oklahoma office in 1994. At Arthur Andersen & Co. in Oklahoma and in Los Angeles, California, Mr. Browning served clients in a wide variety of industries and led the firm’s domestic banking practice and regulatory compliance practice. Mr. Browning also serves on the board of directors of (i) McCarthy Holdings, the holding company for McCarthy Building Companies, Inc., one of the top 10 U.S. commercial builders and the oldest American construction company, (ii) Parsley Energy, Inc. (NYSE), an independent oil and natural gas company, (iii) Community Bank, a Regional Business Bank based in Pasadena, California, (iv) Five Point Holdings, LLC, an owner and developer of mixed-use, master-planned communities and (v) Blackbrush Oil and Gas LP, an independent oil and gas exploration and development company that is also a portfolio company of a fund managed by an affiliate of our Manager. Mr. Browning volunteers on the board of CARE, a non‑profit organization focused on assisting young adults with chemical abuse issues, as well as on the Dallas Summer Musicals board. Mr. Browning holds a B.B.A. from the University of Oklahoma and is a certified public accountant in Oklahoma, California and Texas. Mr. Browning’s experience in accounting and auditing, including in the real estate and REIT industries, provides the Board and, specifically, the audit committee, with valuable knowledge, insight and experience in such matters.
James A. Henderson is our Chief Executive Officer, Chief Investment Officer and President and is one of our Class I directors. Since joining Ares Management in April 2017, Mr. Henderson has served as a Partner in the Ares Real Estate Group and he is Head of Real Estate Debt. Prior to joining Ares Management, Mr. Henderson held a variety of leadership roles at Barings Real Estate Advisers, a global investment manager, and its predecessor companies Cornerstone Real Estate Advisers and Babson Capital Management. The last position he held was Head of Structured Real Estate Investments at Barings where he oversaw a leading high yield real estate debt investment platform with teams in the United States and Europe. Mr. Henderson also led the development, launch and/or investment of various high yield debt investment vehicles. Mr. Henderson was Chairman of Barings’ Structured Real Estate Investment Committees in the United States and Europe, a member of Barings’ Direct Equity and Real Estate Securities Investment Committees, had a leading role in Barings’ real estate private equity activities, and had direct oversight of a 100-person specialty finance company focused on multifamily lending. Prior to joining Barings and its predecessor companies Cornerstone and Babson in 2005, he was a partner at a private equity real estate firm that owned and operated over 25,000 apartments, which was focused on the acquisition and repositioning of distressed multifamily assets. Prior to this, he was Vice President of Development for Oldcastle/CRH where he focused on the acquisition, repositioning and operation of mid-market operating companies. He served six years as an officer in the United States Navy, where he held a variety of roles including engineering, operations, and navigator of an Aegis Cruiser. Mr. Henderson earned a B.S. degree with Merit from the United States Naval Academy and an M.B.A. from Duke University Fuqua School of Business. Mr. Henderson’s extensive knowledge about the commercial real estate industry and his experience in a variety of senior leadership roles provides the Board with valuable industry specific knowledge and expertise on these matters.
Edmond N. Moriarty, III is one of our Class I directors and currently serves as a member of the audit committee. Mr. Moriarty has been the Chief Financial Officer and Head of Risk for Rockefeller Capital Management and a member of its Executive Committee since March 2018. From February 2010 to February 2016, Mr. Moriarty served in various senior management positions with Morgan Stanley, including as the Head of Merchant Banking & Real Estate Investing, Alternative Investment Partners (AIP), and Managed Futures at Morgan Stanley which, in aggregate managed $77 billion of assets under management across a variety of alternative strategies and products. Prior to this role, he was the Chief Operating Officer of Investment Management at Morgan Stanley from 2010 to 2013. He was also a member of Morgan Stanley’s Management Committee, Firm-wide Risk Committee, Asset/Liability Management Committee and Global Franchise Committee. Before joining Morgan Stanley, Mr. Moriarty worked for Merrill Lynch & Co. from 1987 through 2008, where he finished as a Senior Vice President and Co-Chief Risk Officer and was selected to join the senior transition leadership team for the merger of Merrill Lynch & Co. with Bank of America Corp. At Merrill, he held a variety of leadership roles during his tenure across investment banking, capital markets, and risk management. He initially joined Merrill Lynch & Co. as an investment banker in 1987. Mr. Moriarty is currently Vice Chairman of the Board of Trustees of Elon University as well as a trustee of Homeless Solutions, Inc., a non-profit, based in Morristown, NJ. He was formerly Vice Chairman of the Board of Trustees of the Gill St. Bernard’s School. He received his bachelor’s degree from Hamilton College and MBA from the Darden School of Business at the University of Virginia. Mr. Moriarty’s significant experience in the banking, real estate and asset management industries provides the Board with valuable real estate, economic, and capital markets experience.
Directors Continuing in Office
Class II Directors (Current term expires at the 2020 Annual Meeting of Stockholders)
William S. Benjamin is one of our Class II directors and the Chairman of the Board. Mr. Benjamin, is a Partner and Head of Ares Real Estate Group and a member of the Management Committee of Ares Management. Additionally, Mr. Benjamin serves on the Ares Real Estate Operating Committee and is a member of the Ares Real Estate Group’s Equity, Debt and U.S. Development and Redevelopment Fund II Investment Committees. In 2013, Mr. Benjamin joined Ares Management through its acquisition of AREA Property Partners, where he was a Senior Partner. Mr. Benjamin joined the predecessor of AREA Property Partners from Bankers Trust Corp in 1995, where he worked in the Real Estate Finance Group since 1986. Mr. Benjamin graduated from Harvard with a Bachelor of Arts degree and holds a Master of Business Administration degree from University of Pennsylvania, Wharton School. Mr. Benjamin’s extensive experience in the global commercial real estate markets and as a senior real estate executive enables him to provide the Board with leadership and financial expertise as well as insight into the current status of the global real estate and financial markets.
Caroline E. Blakely is one of our Class II directors and currently serves as Lead Independent Director, the Chairperson of the nominating and governance committee and as a member of the audit committee. Ms. Blakely is currently the Chief Executive Officer and President of Rebuilding Together, Inc., a leading national nonprofit in safe and healthy housing. Ms. Blakely was a partner in the Real Estate Group at Cassin & Cassin LLP, a law firm providing legal services that focus on real estate finance, real estate transactions and private client services from October 2013 to December 2015. Prior to joining Cassin & Cassin LLP, Ms. Blakely served as a Vice President of the multifamily business of the Federal National Mortgage Association (“Fannie Mae”) from April 1999 to October 2013. In this capacity, Ms. Blakely defined the strategic direction for Fannie Mae’s growing asset management and counterparty responsibilities. In addition, Ms. Blakely was responsible for mitigating the financial and operational risk of 24 Delegated Underwriting Servicing Lenders, including assessing the counterparty’s capital adequacy to share risk with Fannie Mae. She initiated performing note sales and negotiated the first sale of multifamily mortgage servicing rights. Ms. Blakely also served as Chief Marketing Officer of National Cooperative Bank (“NCB”) and as Senior Managing Director of NCB’s Corporate Banking and Commercial Real Estate Divisions from 1992 to 1999, during which time she served as a member of NCB’s Executive Committee and as President of NCB Capital Corporation. In 1980, Ms. Blakely founded a law firm specializing in structured finance and real estate lending for acquisition, development and construction loans, where she practiced until 1992. Ms. Blakely currently serves as the Chair of the Board of Trustees for Global Communities, a non‑profit organization specializing in international development and microfinance. Ms. Blakely holds a B.A. in English from the University of Virginia and a J.D. from Georgetown University Law Center, where she graduated cum laude. Ms. Blakely’s significant experience as a lawyer and adviser to real estate investors and real estate transaction experience provides valuable knowledge to the Board.
Class III Directors (Current term expires at the 2021 Annual Meeting of Stockholders)
Rand S. April is one of our Class III directors and currently serves as a member of the compensation committee and the nominating and governance committee. Mr. April was a Partner of Skadden, Arps, Slate, Meagher & Flom LLP, an international law firm, for three decades until 2013 and Mr. April served as the leader of Skadden’s Los Angeles office from 1994 until 2012. Subsequent to Mr. April’s retirement as a Partner in 2013, he was Of Counsel to Skadden until April 2016. During his time at Skadden, Mr. April had an extensive real estate and finance practice, regularly advising both U.S. and international clients in transactions involving a wide variety of real estate asset classes. He has considerable experience with the public and private offering of various types of real estate securities, including REIT and securitized debt offerings. Mr. April serves as a consultant to various real estate related companies, from time to time. In addition, Mr. April is a longtime board member and former Chairman of Public Counsel Law Center, the nation’s largest pro bono law firm serving the indigent, where he was interim President and Chief Executive Officer in 2015. Mr. April is also a board member of Town Hall Los Angeles, where he served as Chairman from 2010 to 2011, and a member of the Advisory Board of the Los Angeles Sports and Entertainment Commission. Since July 2016, Mr. April has served as general counsel to the Karsh Family Social Service Center, Inc., an organization that provides comprehensive support services for indigent clients and other individuals in the surrounding community. Mr. April holds a B.A., phi beta kappa, from Northwestern University and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. Mr. April’s extensive experience as a partner of a major international law firm and as a real estate and finance lawyer advising companies, including REITs, in transactions involving a wide variety of real estate asset classes, provides the Board with valuable knowledge and insight into the real estate industry.
Michael J Arougheti is one of our Class III directors. He served as the Chairman of the Board from September 2011 through March 2014. Mr. Arougheti is Co-Founder, Chief Executive Officer and President, as well as a Director of Ares Management Corporation. He is a member of the Ares Executive Management Committee, the 7-member governing body which controls the firm, and the firm’s Management Committee. He additionally serves as Co-Chairman of Ares Capital Corporation (NASDAQ: ARCC). Mr. Arougheti also is a member of the Ares Credit Group’s U.S. and European Direct Lending Investment Committees, the Ares Equity Income Opportunity Strategy Portfolio Review Committee and the Ares Operations Management Group. Mr. Arougheti may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Arougheti may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to joining Ares in 2004, Mr. Arougheti was employed by Royal Bank of Canada from 2001 to 2004, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm's Mezzanine Investment Committee. Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle-market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined Royal Bank of Canada in October 2001 from Indosuez Capital, where he was a Principal and an Investment Committee member, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm's Mergers and Acquisitions Group. Mr. Arougheti also serves on the boards of directors of Riverspace Arts, a not-for-profit arts organization and Operation HOPE, a not-for-profit organization focused on expanding economic opportunity in underserved communities through economic education and empowerment. Mr. Arougheti received a B.A. in Ethics, Politics and Economics, cum laude, from Yale University. Mr. Arougheti’s knowledge of, and extensive experience in, investment management, leveraged finance and financial services gives the Board valuable industry specific knowledge and expertise on these and other matters.
James E. Skinner is one of our Class III directors and currently serves as a member of the audit committee and as the Chairperson of the compensation committee. Mr. Skinner held various senior management positions with Neiman Marcus Group, Inc. and its related and predecessor companies from June 2001 until his retirement in February 2016, including serving as Vice Chairman between July 2015 and February 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer between October 2010 and July 2015, and serving as Executive Vice President and Chief Financial Officer from 2007 to 2010. Mr. Skinner served as Senior Vice President and Chief Financial Officer of CapRock Communications

Corp. in 2000 and from 1991 until 2000, Mr. Skinner served in several positions with CompUSA Inc., including Executive Vice President and Chief Financial Officer beginning in 1994. Mr. Skinner also served as a partner with Ernst & Young from 1987 until 1991. Mr. Skinner serves on the board of directors of (i) Fossil Group, Inc. (NASDAQ:FOSL), a global design, marketing and distribution company of consumer fashion accessories and (ii) Hudson Ltd. (NYSE: HUD), one of the largest travel retailers in North America. Mr. Skinner holds a B.B.A. from Texas Tech University and is a certified public accountant in Texas. Mr. Skinner provides the Board with extensive leadership experience obtained from his service as a chief financial officer of large organizations and his extensive knowledge in accounting, finance, capital markets, strategic planning and risk management.
The Board recommends that you vote FOR the election of William L. Browning, James A. Henderson and Edmond N. Moriarty, III as directors of our Company for the term for which they have been nominated.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee and the Board have selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and are submitting the selection of Ernst & Young LLP to our stockholders for ratification. Ernst & Young LLP has audited our financial statements since our inception in September 2011 through the fiscal year ended December 31, 2018, and has also provided us certain tax services. Neither our Charter Documents nor applicable law requires stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
If our stockholders fail to ratify the selection of Ernst & Young LLP, the audit committee and the Board will consider whether or not to direct the appointment of a different independent registered public accounting firm. Even if the selection is ratified, the audit committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests.
We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.
Principal Accountant Fees and Services
The following are aggregate fees billed to us by Ernst & Young LLP during the fiscal year ended December 31, 2018 and December 31, 2017:

	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees.............................................................................................................................	$534,000	$533,000
Audit‑Related Fees................................................................................................................	$137,000	$184,000
Tax Fees................................................................................................................................	$—	$—
All Other Fees.......................................................................................................................	$—	$—
Total Fees..............................................................................................................................	$671,000	$717,000
Audit Fees
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings, our registration statements and securities offerings.
Audit-Related Fees
Audit‑related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For the years ended December 31, 2018 and December 31, 2017, audit‑related fees were primarily related to audit related consultations, compliance audits, agreed-upon procedures engagements that are not required by statute or regulation and certain required Securities and Exchange Commission filings. The decrease in audit-related fees in 2018 as compared to 2017 was primarily attributable to lower audit-related consultation costs.
Tax Fees
Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and tax compliance, customs and duties, mergers and acquisitions and tax planning.
All Other Fees
All other fees consist of fees for products and services other than the services reported above.

The audit committee, or the chairperson of the audit committee to whom such authority was delegated by the audit committee, must pre‑approve all services provided by the independent registered public accounting firm. Any such pre‑approval by the chairperson must be presented to the audit committee at its next regular quarterly meeting. The audit committee has also adopted policies and procedures for pre‑approving certain non‑prohibited work performed by our independent registered public accounting firm. Specifically, the committee has pre‑approved the use of Ernst & Young LLP for specific types of services within the following categories: audit, audit‑related, tax and other. In each case, the committee has also set a specific annual limit, which can be updated, on the amount of such services which we may obtain from our independent registered public accounting firm. The audit committee does not delegate its responsibilities to pre‑approve services performed by the independent registered public accounting firm to management.
The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required for the approval of this proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR this proposal.
The Board, based on the approval and recommendation of the audit committee, recommends a vote FOR this proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

PROPOSAL 3: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018
As required by Section 14A of the Exchange Act, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Board is providing our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this proxy statement. This proposal is commonly known as a "say-on-pay" proposal. At the 2013 annual meeting of stockholders, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years. Because at such 2013 annual meeting of stockholders our stockholders voted in favor of an advisory vote every three years and our stockholders last approved the compensation of our named executive officers at the 2016 annual meeting of stockholders, we again are asking our stockholders to approve the compensation of our named executive officers for the fiscal year ended December 31, 2018, as disclosed in this proxy statement in accordance with the SEC's rules. The compensation of our named executive officers as disclosed in this proxy statement includes the disclosure under "Compensation Discussion and Analysis," the compensation tables and other narrative executive compensation disclosure in this proxy statement, as required by SEC rules.
We are externally managed and advised by our Manager, a SEC registered investment adviser, pursuant to the terms of the management agreement between us and our Manager, dated April 25, 2012, as amended, (the "Management Agreement"). We rely on our Manager to provide us with investment advisory services. Our named executive officers as described in this proxy statement are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers. We do not reimburse our Manager for the salaries and other compensation of its personnel, except for the allocable share of the salaries and other compensation of (a) our Chief Financial Officer, based on the percentage of his time spent on the Company’s affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on the Company’s affairs. However, we do not determine the compensation payable by our Manager to Mr. Yoon, our Chief Financial Officer, or the other personnel described above. The amounts payable to our Manager pursuant to the Management Agreement that relate to reimbursement of our Manager for the compensation paid by it to our named executive officers are described in more detail under "Compensation Discussion and Analysis" below.
In addition, our outside directors, officers, advisors, consultants, and key personnel, our named executive officers, our Manager and its personnel who support our Manager in providing services to us under the Management Agreement and others who provide or are expected to provide bona fide services to us and to the other Participating Companies (as defined therein) are eligible to receive grants of incentive compensation under our Amended and Restated 2012 Equity Incentive Plan (our “Equity Incentive Plan”). Please refer to "Compensation Discussion and Analysis" below for a description of grants made under our Equity Incentive Plan.
Accordingly, the following non-binding, advisory resolution will be presented to our stockholders at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation payable to the Company’s named executive officers for the fiscal year ended December 31, 2018, as disclosed in the Company’s proxy statement for the Company’s 2019 Annual Meeting of Stockholders pursuant to Securities and Exchange Commission rules, including the disclosure under "Compensation Discussion and Analysis," the compensation tables and other narrative executive compensation disclosure in the Company’s proxy statement for the Company’s 2019 Annual Meeting of Stockholders.
Although this proposal is advisory and non-binding, the Board and the compensation committee value the opinion of our stockholders and will consider the voting results when making future decisions regarding the compensation of our named executive officers.
The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required for the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2018. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of "Against" or "Abstain" is specified. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for determining the presence of a quorum.

The Board recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers for the fiscal year ended December 31, 2018, as disclosed in this proxy statement pursuant to Securities and Exchange Commission rules, including the disclosure under "Compensation Discussion and Analysis," the compensation tables and other narrative executive compensation disclosure in this proxy statement.

PROPOSAL 4: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE FREQUENCY WITH WHICH FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS WILL BE HELD
As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, on whether the Company will seek an advisory vote on the compensation of our named executive officers every one, two or three years. By voting on this proposal, you will be able to specify how frequently stockholders would like us to hold an advisory vote on the compensation of our named executive officers.
After careful consideration, the Board determined that an advisory vote on the compensation of our named executive officers that occurs every three years is the most appropriate alternative for our Company and therefore recommends a vote for a triennial advisory vote. In reaching its recommendation, the Board considered that we are externally managed by our Manager and have no employees, that the compensation paid by the Company to our named executive officers consists exclusively of equity awards granted by the compensation committee under our Equity Incentive Plan and that we do not determine the compensation payable by our Manager to our named executive officers.
With respect to the non-binding, advisory proposal on the frequency of holding future advisory votes on the compensation of our named executive officers, you may vote for "One Year," "Two Years" or "Three Years" or mark your proxy "Abstain."
Although this proposal is non-binding and advisory, the Board and the compensation committee value the opinion of our stockholders and will consider the voting results when making decisions regarding the frequency of future advisory votes on the compensation of our named executive officers.
The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required for the approval, on a non-binding, advisory basis, of the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be held. However, if none of the frequency alternatives (“One Year,” “Two Years” or “Three Years”) receive a majority of the votes cast, we will consider the frequency with the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. The persons named in the accompanying proxy intend to vote proxies received by them in favor of "Three Years" unless a choice "One Year," "Two Years" or "Abstain" is specified.
The Board recommends that an advisory vote to approve the compensation of the Company’s named executive officers be held every THREE YEARS.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The role of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”) is to assist the Board in its oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of any independent registered public accounting firm engaged by the Company; and (4) the performance of the Company’s internal audit function and any independent registered public accounting firm. However, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate, fairly present the information shown or are in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and applicable rules and regulations. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with any law, regulation or rule of the New York Stock Exchange (“NYSE”), or the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics. The Company's management is responsible for the preparation, presentation and integrity of its financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with GAAP and for auditing and reporting on the effectiveness of the Company's internal control over financial reporting.
The directors that serve on the Audit Committee have reviewed and discussed the Company’s audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect (which superseded Statement on Auditing Standard No. 16), as adopted by the Public Company Accounting Oversight Board for audits of fiscal years beginning on or after December 15, 2012.
The Audit Committee has (1) received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (2) discussed with the independent registered public accounting firm its independence and (3) considered, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm.
The Board has determined that each member of the Audit Committee is independent for purposes of the NYSE Listed Company Manual. The Board has also determined that each member of the Audit Committee is financially literate as required by the NYSE Listed Company Manual, and that each of William L. Browning, Edmond N. Moriarty, III and James E. Skinner has the accounting or related financial management expertise required by the NYSE Listed Company Manual, and is an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”).
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2018 be included in the Company’s Annual Report on Form 10‑K for such year for filing with the SEC. In addition, the Audit Committee has approved, and recommended to the Board that it approve, Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and that the selection of Ernst & Young LLP be submitted to the Company’s stockholders for ratification.

The Audit Committee William L. Browning (Chairperson) Caroline E. Blakely Edmond N. Moriarty, III James E. Skinner

CORPORATE GOVERNANCE—BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure
Our business is managed by our Manager, subject to the supervision and oversight of the Board. A majority of the Board is “independent,” as determined by the requirements of the NYSE corporate governance listing requirements and the rules and regulations of the SEC. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day‑to‑day operations. Our directors keep informed about our business by attending meetings of the Board and its committees and through supplemental reports and communications with our Manager and our executive officers. Our non‑management directors meet regularly in an executive session without the presence of our officers or management directors to review, among other matters, the performance of our Chief Executive Officer and senior management. In addition, our non‑management directors will meet in executive session at other times at the request of any non‑management director. Our independent directors also meet in executive session at least once a year. Our Lead Independent Director, Caroline E. Blakely, acts as the presiding independent director and presides at meetings of the independent directors or non‑management directors.
The Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of certain of our service providers. Among other things, the Board elects our officers and either directly or by delegation to the audit committee or compensation committee reviews and monitors the services and activities performed by our Manager and our officers.
The Board has designated Caroline E. Blakely, the Chairperson of the nominating and corporate governance committee and one of our independent directors, to serve as Lead Independent Director. The Lead Independent Director serves as the liaison between management and the independent directors. The Lead Independent Director’s duties include facilitating communication with the Board and presiding over regularly conducted executive sessions of the independent directors. It is the role of the Lead Independent Director to review matters such as the Board meeting agendas, meeting schedule sufficiency and, where appropriate, other information provided to the directors; however, all directors are encouraged to, and in fact do, consult with management on each of the above topics. The Lead Independent Director and each of the other directors communicate regularly with the Chairman of the Board and our Chief Executive Officer regarding appropriate agenda topics and other matters related to the Board.
Under the Bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an independent director and we believe that our flexibility to select our chairman and reorganize our leadership structure from time to time is in the best interests of our Company and our stockholders.
Presently, Mr. Benjamin serves as the Chairman of the Board. We believe that we are best served through our existing leadership structure with Mr. Benjamin serving as a non-executive Chairman of the Board combined with Ms. Blakely serving as Lead Independent Director. We believe that Mr. Benjamin’s familiarity with the Ares platform, including as Head of Ares Real Estate Group, and depth of experience as a senior real estate executive qualifies him to serve as the Chairman of the Board, and his relationship with Ares provides an effective bridge between the Board and our Manager, thus ensuring an open dialogue between the Board and our Manager and that both groups act with a common purpose.
The Board has formed an audit committee, a nominating and governance committee and a compensation committee and has adopted charters for each of these committees which are available on our website at www.arescre.com. The audit committee currently has four directors, the compensation committee currently has three directors and the nominating and governance committee currently has two directors. Each of these committees is composed exclusively of independent directors, as defined by the NYSE corporate governance listing requirements and the rules of the SEC.
The Board has had the exclusive power to amend our Bylaws since our formation. Our Bylaws primarily address matters such as quorums for board, committee and stockholders meetings; stock certificates; inspectors of election; corporate seals; checks, drafts and deposits; written consents of directors and committees as well as advance notice of stockholder nominations and proposals, stockholder‑requested special meeting procedures and indemnification and expense advancement for directors and officers. We believe that the Board is best suited to address these issues because under Maryland law each director has legal duties to our Company, access to more information (including the views of other directors) than any single stockholder or group of stockholders and the legitimacy of having been elected by the stockholders. Most importantly, Maryland law requires each director to act with a reasonable belief that his or her action is in the best interests of our Company as a continuing entity rather than in the interest of the stockholders, who are a constantly changing group and none of whom has any duty to our Company.
We believe that the leadership structure of each board of directors must be evaluated on a case by case basis and that our existing Board leadership structure provides sufficient independent oversight over our Manager. In addition, we believe that the current governance structure, when combined with the functioning of the independent director component of the Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs. However, we re‑examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board Role in Risk Oversight
The Board performs its risk oversight function primarily through the audit committee, which reports to the entire Board and is comprised solely of independent directors. The audit committee, with input from our Manager and our General Counsel, discusses and reviews our guidelines with respect to risk assessment and risk management, including our major financial risk exposures, enterprise risk‑management, including cybersecurity risk, and the steps management has taken to monitor and control such exposures. In addition, the audit committee’s risk oversight responsibilities include overseeing: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of any independent registered public accounting firm engaged by us; and (4) the performance of our internal audit function and our independent registered public accounting firm.
In addition, the Board and the audit committee meet regularly with our Manager and consider the feedback our Manager provides concerning the risks related to our enterprise, business, operations and strategies. Our Manager regularly reports to the Board and the audit committee on our investment portfolio and the risks related thereto, asset impairments, leverage position, affiliate payments (including payments made and expenses reimbursed pursuant to the terms of the Management Agreement), compliance with applicable covenants under the agreements governing our indebtedness, compliance with our qualification as a real estate investment trust for U.S. federal income tax purposes, or “REIT,” and compliance with our exemption from registration under the Investment Company Act of 1940, as amended. Members of the Board are routinely in contact with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of the Board or the audit committee and the risks associated with such matters. As described below in more detail under “Nominating and Governance Committee” and “Compensation Committee,” the nominating and governance committee and compensation committee also assists the Board in fulfilling its risk oversight responsibilities.
We believe that the extent of the Board’s (and its committees’) role in risk oversight complements the Board’s leadership structure because it allows our independent directors, through the three fully independent Board committees, executive sessions with the independent auditors, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.
We believe that a board of directors’ role in risk oversight must be evaluated on a case by case basis and that the Board’s role in risk oversight is appropriate. However, we re‑examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.
Number of Meetings of the Board and Attendance in 2018
During 2018, the Board held six formal meetings, the audit committee held four formal meetings, the nominating and governance committee held two formal meetings and the compensation committee held six formal meetings. Each director then in office attended at least 75% of the meetings of the Board and of the meetings of the committees of the Board on which such director served. We expect each director serving on the Board to regularly attend meetings of the Board and the committees on which such director serves, and to review, prior to meetings, materials distributed in advance for such meetings. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. We encourage, but do not require, the directors to attend our annual meetings of stockholders. Nine directors attended our 2018 annual meeting of stockholders.
Audit Committee
The members of the audit committee during 2018 and the current members of the audit committee are Ms. Blakely and Messrs. Browning, Moriarty (since June 2018) and Skinner, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC. Mr. Browning currently serves as Chairperson of the audit committee.

The audit committee is responsible for the appointment, compensation, retention and oversight of the work of our independent accountants, reviewing with our independent accountants the plan and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. During meetings of the audit committee, members of the audit committee, our independent accountants and other attendees, including members of management, discussed and reviewed, among other matters, the following: our SEC filings, including our annual audited and quarterly unaudited financial statements, our critical accounting policies and practices, the financial reporting process, management’s assessment of the effectiveness of our internal control over financial reporting and the effect of regulatory and accounting initiatives on our financial statements. In addition, the audit committee discussed with management our major financial risk exposures and enterprise risk management, including our cybersecurity and other risk exposures relevant to our computerized information system controls and security and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The specific responsibilities of the audit committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.
The Board has determined that each of Messrs. Browning, Moriarty and Skinner has the accounting or related financial management expertise required by the NYSE Listed Company Manual, and is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. In addition, the Board has determined that all of the members of the audit committee are financially literate as required by the NYSE Listed Company Manual.
Nominating and Governance Committee
The members of the nominating and governance committee during 2018 and the current members of the nominating and governance committee are Ms. Blakely and Mr. April, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC. Ms. Blakely currently serves as Chairperson of the nominating and governance committee.
The nominating and governance committee’s responsibilities include identifying individuals qualified to become Board members (consistent with the criteria approved by the Board) and recommending for selection by the Board the director nominees to stand for election at each annual meeting of our stockholders, recommending to the Board director nominees for each committee of the Board, overseeing the evaluation of the Board and its committees, developing and recommending to the Board a set of corporate governance guidelines and recommending to the Board such other matters of corporate governance as the nominating and governance committee deems appropriate. In addition, the nominating and governance committee reviews the independence of Board members and director nominees and monitors all other activities that could interfere with such individuals’ duties to us. The specific responsibilities of the nominating and governance committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.
In considering possible candidates for election as a director, the nominating and governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to our affairs;

•	are able to work with the other members of the Board and contribute to our success;

•	can represent the long‑term interests of our stockholders as a whole; and

•	are selected such that the Board represents a diverse range of backgrounds and experience.
The nominating and governance committee will consider recommendations for nomination of directors from our stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by the Bylaws) and received at our principal executive offices not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not earlier than the 150th day prior to the date of such annual meeting nor later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of such meeting date is first made.
Compensation Committee
The members of the compensation committee during 2018 were Messrs. April, Browning, Skinner and Sykes and the current members of the compensation committee are Messrs. April, Browning and Skinner, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC, including the compensation committee requirements of NYSE Rule 303A.05 and Rule 303A.02(a)(ii). Mr. Skinner currently serves as Chairperson of the compensation committee.
The compensation committee is responsible for overseeing plans and programs related to the compensation of our Manager, including reviewing the performance of and compensation payable to the Manager pursuant to the Management Agreement, administering and implementing our Equity Incentive Plan and preparing reports on or relating to executive compensation required by the rules and regulations of the SEC. The compensation committee, with input from its compensation consultant and our Manager, discusses and considers potential risks that arise from our compensation practices, policies and programs. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a sub‑committee, independent director, or committee comprised of independent directors, to the extent permitted by applicable laws, regulations, and NYSE rules. The specific responsibilities of the compensation committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.
Communications with the Board of Directors
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to the non‑management or independent directors as a group or to any particular director, to the following address: c/o Ares Commercial Real Estate Corporation, 245 Park Avenue, 42nd Floor, New York, NY 10167. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director or group of directors. Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.
Code of Business Conduct and Ethics
The Board has established a Code of Business Conduct and Ethics that applies to our directors, officers and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board and will be promptly disclosed as required by law or stock exchange regulations. Waivers to the Code of Business Conduct and Ethics can otherwise be obtained from the audit committee or another committee comprised of independent directors designated by the Board to serve such function. The Code of Business Conduct and Ethics can be accessed via our website at www.arescre.com.
Corporate Governance Guidelines (including Director Majority Vote Resignation Policy)
The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out certain of its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are the composition of the Board, roles and standards of conduct of directors, director qualification standards, the role of the Lead Independent Director, access to management and independent advisors, director compensation, director orientation and continuing education, management succession, the annual performance evaluation and review of the Board and its committees and our director majority vote resignation policy. For a description of our director majority vote resignation policy, see the section of this proxy statement entitled “Proposal 1: Election of Directors.” Our Corporate Governance Guidelines do not prohibit directors from serving simultaneously on multiple companies’ boards but require that, if a director serves on four or more public company boards simultaneously, including our Board, a determination is made by our Board as to whether such simultaneous service impairs the ability of such member to effectively serve our Company. In addition, under our audit committee charter, our Board must determine that the simultaneous service of an audit committee member on the audit committees of more than three public companies would not impair such member’s ability to effectively serve on our audit committee. The Corporate Governance Guidelines can be accessed via our website at www.arescre.com.
Hedging and Speculative Trading
The Board has adopted, as part of our insider trading policy, prohibitions against our executive officers and directors and any director, officer or employee of our Manager engaging in transactions of a speculative nature involving our securities, including, but not limited to, buying or selling puts or calls or other derivative securities based on our securities. In addition, such persons are prohibited from short-selling our securities or entering into hedging or monetization transactions or similar arrangements with respect to our securities (other than securities granted under our Equity Incentive Plan).
Stock Ownership Guidelines
To align the interests of our directors, executive officers and stockholders, the Board expects our directors and certain of our executive officers to own significant equity in our Company. Accordingly, we have adopted stock ownership guidelines (the “Stock Ownership Guidelines”) requiring (1) each director to achieve an equity ownership level in the Company equal to three times the annual cash fees received by the independent directors for serving on the Board and (2) our Chief Executive Officer and Chief Financial Officer to maintain ownership of at least 100,000 and 32,000 shares of our common stock, respectively. Restricted common stock awards, including unvested restricted stock, granted in respect of annual director fees or otherwise are counted toward achieving the Stock Ownership Guidelines. Directors have a three‑year grace period and executive officers have a six-year grace period to comply with the Stock Ownership Guidelines, commencing on the date which is the later of the adoption of the Stock Ownership Guidelines and the election as a director or appointment or promotion as an executive officer, as applicable. In the event of any increase to the directors’ annual cash fees, the directors will have a one‑year grace period from the time of the increase to acquire any additional equity needed to meet the Stock Ownership Guidelines. If, at the end of the applicable grace period, any director or executive officer does not achieve the requisite equity ownership level, we will require such director or executive officer to hold all vested awards of equity, other than awards withheld or sold to pay withholding taxes, until the required ownership level has been satisfied. Additionally, the nominating and governance committee reserves the right to provide exceptions for extenuating personal circumstances on a case‑by‑case basis.
Stockholder Outreach and Analysis
At the 2018 annual meeting of stockholders held on June 11, 2018, a significant majority (73%) of our stockholders that voted at the annual meeting with respect to the proposal, voted in favor of the proposal to elect Rand S. April as a Class III director to serve until our 2021 annual meeting of stockholders and until his successor is duly elected and qualified. In light of the fact that Mr. April serves as a member of the nominating and governance committee, in connection with the proposal, we engaged in stockholder outreach regarding our corporate governance policies and practices. Among other matters discussed with our stockholders, we sought feedback on the recommendation of Institutional Shareholder Services (“ISS”), an institutional shareholder advisory firm, that stockholders withhold votes from Mr. April as a Class III director at the 2018 annual meeting of stockholders due to our Board having the exclusive power to amend our Bylaws. See “—Board Leadership Structure” above.
We reexamine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs. As a result of such reexamination and in consideration of the feedback received from our stockholders, we implemented the following changes:

•	We appointed Caroline E. Blakely as our Lead Independent Director; and

•	We adopted new Stock Ownership Guidelines applicable to our Chief Executive Officer and Chief Financial Officer. See “—Stock Ownership Guidelines” above.

COMPENSATION OF DIRECTORS
Our independent directors receive an annual fee of $120,000, payable 50% in restricted common stock and 50% in cash. The awards of restricted common stock in respect of annual fees, which are granted pursuant to our Equity Incentive Plan, vest ratably on a quarterly basis over a one‑year period. The chairperson of the audit committee receives an additional annual fee of $15,000 in cash, and the chairperson of each of the nominating and governance committee and compensation committee receives an additional annual fee of $5,000 in cash for his or her additional services in these capacities. In addition, each audit committee member, other than the chairperson, receives an additional annual fee of $10,000 in cash, and each member of the nominating and governance committee and compensation committee (other than the chairperson of such committees) receives an additional annual fee of $2,000 in cash for his or her services in these capacities. Each of our directors is also entitled to reimbursement of reasonable out of pocket expenses incurred in connection with attending each Board meeting and each committee meeting. Each of our directors who were outside directors at the time of joining the Board received an initial grant of 5,000 restricted shares of our common stock in connection with joining the Board.
The following table shows information regarding the compensation received by our independent directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)(3)	Total ($)
Rand S. April.....................................................................................	$64,000	$60,000	$124,000
Caroline E. Blakely............................................................................	$75,000	$60,000	$135,000
William L. Browning.........................................................................	$77,000	$60,000	$137,000
Edmond N. Moriarty, III(4).................................................................	$35,000	$127,000	$162,000
James E. Skinner................................................................................	$75,000	$60,000	$135,000
Kirk A. Sykes(5).................................................................................	$61,000	$60,000	$121,000
_____________________________________________

(1)	Amounts in this column represent the total annual Board and committee fees paid to independent directors in 2018.

(2)
Amounts in this column represent the aggregate grant date fair value of awards of restricted stock calculated in accordance with FASB ASC Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in Note 6 to our financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2018.

(3)
As of December 31, 2018, the following directors had the following amounts of shares of outstanding unvested restricted common stock: Mr. April, 3,064, Ms. Blakely, 2,230, Mr. Browning, 2,230, Mr. Moriarty, 6,400, Mr. Skinner, 3,064 and Mr. Sykes, 5,566. Mr. Sykes resigned as a director in February 2019.

(4)	Mr. Moriarty was elected to the Board in April 2018.

(5)	Mr. Sykes resigned as a director in February 2019.

EXECUTIVE OFFICERS
Set forth below is biographical information for each of our executive officers as of March 14, 2019. The information set forth below was furnished to us by each executive officer. No executive officer has been selected as an executive officer pursuant to any agreement or understanding with us or any other person. For our Chief Executive Officer’s, James A. Henderson, biographical information, please see “Proposal 1: Election of Directors.”

Name	Age	Position(s) Held with Company and Length of Time Served
James A. Henderson..........	49	Director (Class I Director) and Chief Executive Officer since November 2017; President and Chief Investment Officer since April 2017
Michael D. Weiner............	66	Vice President since September 2011; General Counsel since March 2012
Tae‑Sik Yoon.....................	51	Chief Financial Officer since July 2012; Treasurer since June 2015
Michael D. Weiner was appointed as our General Counsel in March 2012 and has been serving as our Vice President since September 2011. Mr. Weiner is Executive Vice President and Chief Legal Officer and Secretary of Ares Management Corporation, a Partner and Co-General Counsel in the Ares Legal Group, the Firm’s Global Privacy Officer and a member of the Management Committee of Ares Management. He additionally serves as a member of the Ares Operations Management Group and the Ares Enterprise Risk Committee. Mr. Weiner joined Ares Management in September 2006. He may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Weiner has been an officer of Ares Capital Corporation (NASDAQ: ARCC) since 2006, including General Counsel from September 2006 to January 2010, and also serves as Vice President and Assistant Secretary of Ares Dynamic Credit Allocation Fund, Inc. (NYSE:ARDC) and is Vice President and Assistant Secretary of CION Ares Diversified Credit Fund. Previously, Mr. Weiner served as General Counsel to Apollo Management L.P. and had been an officer of the corporate general partner of Apollo since 1992. Prior to joining Apollo, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius specializing in corporate and alternative financing transactions, securities law, as well as general partnership, corporate and regulatory matters. Mr. Weiner has served from time to time on the boards of directors of several corporations. Mr. Weiner also serves on the Board of Governors of Cedars‑Sinai Medical Center in Los Angeles. Mr. Weiner graduated with a B.S. in Business and Finance from the University of California at Berkeley and a J.D. from the University of Santa Clara.
Tae‑Sik Yoon is our Chief Financial Officer and Treasurer and also serves on our Manager’s Investment Committee. Mr. Yoon has more than 20 years of commercial real estate finance, investment banking and legal experience with private and public companies. Mr. Yoon also serves as Partner and Chief Financial Officer of Ares Real Estate Group and is on the Ares Real Estate Group’s Europe Equity and Real Estate Debt Investment Committees. Prior to joining Ares Management in July 2012, Mr. Yoon served as Senior Vice President of Akridge, a privately held commercial real estate investment and services company, where he was responsible for its capital markets activities since 2010, including the development of funds, joint ventures and capital relationships. From 1999 to 2009, Mr. Yoon held various positions at J.E. Robert Companies, Inc. and its affiliates, including as Managing Director from 2003 to 2005 and Chief Financial Officer from 2005 to 2009, and was involved in the formation and management of several real estate private equity funds, a public commercial mortgage REIT (JER Investors Trust Inc.) and the firm’s operating platforms in the U.S. and abroad. Mr. Yoon also served in the real estate investment banking group at Morgan Stanley & Co. from 1989 to 1991, and again from 1997 to 1999, and was an attorney at the law firm of Williams & Connolly LLP from 1994 to 1997. He is a graduate of Johns Hopkins University and Harvard Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
We are externally managed and advised by our Manager pursuant to the Management Agreement. For details regarding payments under the Management Agreement, see “Certain Relationships and Related Transactions—Management Agreement.”
Each of our named executive officers is an employee of our Manager or one of its affiliates. We rely completely on our Manager to provide us with investment advisory services and our Manager manages our day to day operations. As highlighted in the table below, we do not provide cash compensation to any of our named executive officers or other officers.
Instead, we pay our Manager a base management fee and an incentive fee and we reimburse our Manager for our allocable share of the salaries and other compensation paid by the Manager or its affiliates to our (a) Chief Financial Officer, based on the percentage of his time spent on our affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non‑investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on our affairs. We have reported the compensation that we reimburse to our Manager for our named executive officers in “Summary Compensation Table” set forth below.

Highlights of our Management Agreement and Compensation Structure

-
Base Management Fee - Our Manager receives a management fee equal to 1.5% of our stockholders’ equity, subject to certain adjustments, which is used, in part, to pay the compensation of our Manager’s employees, with no specific portion allocated to our named executive officers. For 2018, the management fees were approximately $6.3 million.

-
Incentive Fee - Our Manager is eligible for performance‑based fees if our Core Earnings exceed certain thresholds set forth in the Management Agreement with our Manager. For 2018, the incentive fee was approximately $1.2 million.

-
Role of our Named Executive Officers - All of our named executive officers are employees of our Manager or one of its affiliates and are engaged in additional capacities for our Manager and its affiliates. Our Manager is responsible for the compensation of our named executive officers and other employees of our Manager who support the services our Manager provides to us. We do not determine the compensation payable by our Manager to our Chief Executive Officer, Chief Financial Officer or the other personnel described above. See “Compensation of our Executive Officers by Ares Management” below.

Compensation of our Named Executive Officers by Ares Management
Our Manager is a subsidiary of Ares Management Corporation (“Ares Management”), a publicly traded, leading global alternative asset manager. As of December 31, 2018, Ares Management had approximately 1,075 employees in 18 principal and originating offices across the United States, Europe, Asia and Australia. Since its inception in 1997, Ares Management has adhered to a disciplined investment philosophy that focuses on delivering strong risk‑adjusted investment returns throughout market cycles. Ares Management believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares Management was built upon the fundamental principle that each group benefits from being part of the greater whole.
Ares Management’s compensation program is designed to attract, motivate and retain talented professionals who drive its success, including the success of our company. Ares Management’s compensation policy has several primary objectives:

•	Performance‑Based Compensation: Establish a clear relationship between performance and compensation;

•	Alignment: Align the interests of key employees with fund investors and unitholders to maximize value; and

•	Competitive Pay: Provide competitive incentive opportunities, with an appropriate balance between short‑term and long‑term incentives.
Ares Management utilizes a variety of compensation components to achieve its objectives, including the following:

•
Base salaries: Dictated by employee proficiency and experience in their roles. In addition to base salary, Ares Management utilizes a blend of variable and long‑term pay vehicles to further incentivize and retain talent and provide an overall compensation package that is competitive with the market.

•
Performance‑based discretionary bonuses: Generally paid annually to employees based on Ares Management’s profitability, market analysis and employee performance. Select senior professionals may also receive carried interest or incentive fee participation. Our Manager and its affiliates take into account our performance as a factor in determining the compensation of certain of our executive officers. For example, to the extent that our Manager was to earn additional incentive fees under the Management Agreement in the future, certain of our executive officers may be eligible to receive a portion of such incentive fee.

•
Options and other equity grants: Ares Management’s grants equity to incentivize its key employees’ continued employment and to align the interests of management with fund investors and unitholders, including options to purchase common units and grants of restricted units.

For more information on the compensation program at Ares Management, please see Part III, Item 11 (Executive Compensation) of Ares Management’s Form 10‑K filed with Securities and Exchange Commission on March 1, 2018.
Each of our named executive officers is an employee of our Manager or one of its affiliates. Our Manager uses the proceeds from the management fee, in part, to pay the compensation of our named executive officers and other employees of our Manager who support the services our Manager provides to us. Except for the grants of restricted shares of common stock described in “—2018 Equity Grants” below, we did not pay any compensation of any kind to our named executive officers during the fiscal year ended December 31, 2018. We have reported the compensation that we reimbursed to our Manager for our named executive officers in the table set forth below. Other than these reimbursed amounts, our Manager and its affiliates cannot segregate and identify that portion of the compensation awarded to, earned by or paid to each of our named executive officers that relates exclusively to their services to us, as all of our named executive officers are engaged in additional capacities for our Manager and its affiliates. As such, the compensation of our named executive officers reflects their various roles with our Manager and its affiliates. Decisions with respect to our named executive officers’ compensation are made based on the compensation policy of Ares Management described above rather than a specific formula to calculate the fixed and variable or incentive pay portion of our named executive officers’ compensation.
In order to provide stockholders with additional context in which to consider our named executive officers’ compensation in relation to our management fee and incentive fee, we provide an estimate of aggregate compensation of our named executive officers paid by Ares Management and its affiliates that may reasonably be associated with the company based on the approximate percentage of each of their time spent on our affairs during 2018. Applying such methodology to the compensation of our named executive officers for 2018, the total compensation paid by Ares Management and its affiliates to our named executive officers reasonably associated with their management of our company is approximately $1.2 million. Of this compensation, approximately 56.3% was fixed compensation and 43.7% was variable or incentive compensation. See “Certain Relationships and Related Transactions—Management Agreement,” for more detail regarding the management fee and incentive fee paid pursuant to the Management Agreement.
Equity Compensation
The Board has delegated its administrative responsibilities under our Equity Incentive Plan to the compensation committee. The charter of the compensation committee provides that it shall approve all awards granted under the Equity Incentive Plan. Pursuant to our Equity Incentive Plan, the compensation committee may, from time to time, grant awards consisting of restricted shares of our common stock, restricted stock units and/or other equity‑based awards to qualified directors, officers, advisors, consultants and other personnel, including the named executive officers. The compensation committee’s objectives in developing and administering equity‑based awards are to create incentives to improve long‑term stock price performance and focus on long‑term business objectives, create substantial retention incentives for award recipients and enhance our ability to pay compensation based on our overall performance, each of which further align the interests of the awardees with our stockholders. The equity‑based awards are generally subject to time‑based vesting requirements designed to achieve strong performance for our Company. When issuing equity‑based awards, the compensation committee considers the value and terms of such awards in light of the level of risk that was taken to generate those returns to ensure that compensation decisions neither encourage nor reward excessive or inappropriate risk taking. Further the compensation committee seeks to support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved while maintaining flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing employment market dynamics. While the compensation committee implements and approves all awards granted under our Equity Incentive Plan related to our named executive officers and approves recommendations related to incentive compensation for our other employees, the compensation committee seeks and considers the advice and counsel of Mr. Benjamin, our Chairman, given his familiarity with Ares Management’s compensation philosophy as Head of Ares Real Estate Group.
The compensation committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices, and will make or recommend to our Board modifications to the compensation programs, as deemed appropriate.
2018 Equity Grants
The compensation committee engaged FTI Consulting Inc. (“FTI”) as its independent compensation consultant with respect to calendar year 2018 to assist the compensation committee in developing and evaluating the framework and making recommendations for issuing long-term equity-based awards to our named executive officers and other personnel of our Manager. At the time of FTI’s engagement, the compensation committee reviewed FTI’s independence and determined that FTI’s work for the compensation committee did not raise any conflict of interest pursuant to the SEC and NYSE rules. FTI met with the compensation committee on several occasions in 2018 to discuss guiding principles, industry pay practices, compensation strategy and other compensation considerations. In 2018, we granted 40,000 and 21,614 restricted shares of common stock under our Equity Incentive Plan to Messrs. Henderson and Mr. Yoon, respectively. The restricted shares of common stock are scheduled to vest ratably on an annual basis over a three-year period, beginning on July 1, 2019. In determining each of these equity-based awards for 2018, the compensation committee did not apply any fixed metrics. Rather, the compensation committee took into consideration a range of factors, including financial performance such as the performance of our common stock and our return on equity, as well as operational performance such as our investment activity, management of our financing facilities, our operations, policies and practices, as well as the performance of each of our named executive officers.
Say on Pay Vote
At our annual meeting of stockholders during 2016, we provided our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2015. A substantial majority of our stockholders (72%) that voted on this matter at that annual meeting of stockholders approved the compensation of the named executive officers as described in our proxy statement for our annual meeting of stockholders during 2016. The Board and compensation committee reviewed the results of this non binding, advisory “say on pay” vote and consider the results supportive of our compensation policies and decisions.
At this Annual Meeting, we are holding a stockholder advisory vote with respect to the compensation of our named executive officers for the fiscal year ended December 31, 2018.
Say‑on‑Frequency Vote
At our annual meeting of stockholders in 2013, our stockholders recommended that we hold a non‑binding, advisory stockholder vote on the compensation of the named executive officers every three years. As required by SEC rules, we are holding a non‑binding, advisory stockholder advisory vote with respect to the frequency with which we conduct our “say‑on‑pay” votes at this Annual Meeting.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT

The compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”) is responsible for administering the Company’s Equity Incentive Plan and overseeing the performance of Ares Commercial Real Estate Management LLC (the “Manager”) and the management fees and other compensation payable to the Manager pursuant to the Management Agreement between the Company and the Manager dated April 25, 2012, as amended. The directors that serve on the Compensation Committee have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee James E. Skinner (Chairperson) Rand S. April William L. Browning
2018 Summary Compensation Table
The following table shows the amounts reimbursed to our Manager with respect to the annual compensation received by the named executive officers for the fiscal years ended December 31, 2016, 2017 and 2018 that were allocable to us, except that no disclosure is provided for any named executive officer, other than our principal executive officer and principal financial officer, whose total compensation did not exceed $100,000. No other executive officers are included as named executive officers in the table below because we did not reimburse our Manager for any amounts in excess of $100,000 with respect to any compensation received by any other executive officer for the fiscal year ended December 31, 2018. As noted elsewhere herein, the named executive officers do not receive any direct cash compensation from us. See “—Compensation of our Executive Officers by Ares Management” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
James A. Henderson............................	2018	$—	$—	$559,600	$—	$559,600
Chief Executive Officer, Chief Investment Officer and President	2017	$—	$—	$1,133,318	$—	$1,133,318

Tae‑Sik Yoon(2)....................................	2018	$299,923	$153,294	$302,380	$—	$755,597
Chief Financial Officer	2017	$303,436	$182,062	$60,310	$—	$545,808
	2016	$337,077	$225,418	$—	$—	$562,495
_____________________________________________

(1)
Amounts in this column represent the aggregate grant date fair value of awards of restricted shares of common stock computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in Note 6 to our financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 and Note 6 to our financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2018.

(2)	Amounts in the columns entitled “Salary” and “Bonus” for Mr. Yoon represent the allocable share of the compensation, including annual base salary and bonus, which we reimbursed to our Manager.

2018 Grants of Plan‑Based Awards
The following table summarizes certain information regarding plan-based awards granted during the 2018 fiscal year to our named executive officers.

Name and Principal Position	Grant Date	Date of Board Action	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
James A. Henderson............................................	June 26, 2018	June 26, 2018	40,000	$559,600
Tae‑Sik Yoon.......................................................	June 26, 2018	June 26, 2018	21,614	$302,380
_____________________________________________

(1)
The amount in this column represents a grant of restricted shares of common stock pursuant to our Equity Incentive Plan. The restricted shares vest in three equal annual installments on each of July 1, 2019, 2020 and 2021.

(2)	The amount in this column represents the aggregate grant date fair value of the award granted in 2018 computed in accordance with FASB ASC Topic 718.
2018 Outstanding Equity Awards at Fiscal Year End
The following table summarizes certain information regarding equity‑incentive plan awards outstanding as of the end of the 2018 fiscal year to the named executive officers.

	Stock Awards
Name and Principal Position	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
James A. Henderson...........................................................	94,473	$1,231,928
Tae‑Sik Yoon......................................................................	21,614	$281,847
_____________________________________________

(1)	The amount in this column represents a grant of restricted shares of common stock pursuant to our Equity Incentive Plan, which vest in accordance with the terms of the applicable award agreements.

(2)	Based on the closing price of our common stock on the last business day of the fiscal year ended December 31, 2018 of $13.04.
2018 Option Exercises and Stock Vested
No stock options have been granted by us to date. The following table summarizes certain information regarding awards of restricted shares of our common stock that vested during the 2018 fiscal year with respect to the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Henderson............................................................................................	27,237	$331,474
Tae‑Sik Yoon.......................................................................................................	4,474	$58,946
_____________________________________________

(1)
The Value Realized on Vesting column reflects the aggregate value realized with respect to all restricted shares of common stock that vested in fiscal year 2018. The value realized in connection with each vesting of shares of restricted stock is calculated as the number of vested restricted shares multiplied by the closing price of our common stock on the vesting date. The value realized amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the named executive officer.

Retirement Benefits
The named executive officers received no benefits in the 2018 fiscal year from us under defined pension or defined contribution plans.
Nonqualified Deferred Compensation
We do not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax‑qualified for the named executive officers.
Potential Payments Upon Termination or Change in Control
The named executive officers are employees of our Manager or its affiliates and therefore we generally have no obligation to pay them any form of compensation upon their termination of employment, except with respect to any restricted stock agreement entered into between us and such named executive officer. Other than as noted below, these agreements provide that any unvested portion of the award shall be immediately and irrevocably forfeited upon a termination of employment. Upon a change in control (as defined in our Equity Incentive Plan), the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments). The restricted stock award granted to Mr. Henderson in April 2017 will fully vest if (a) the Company terminates Mr. Henderson’s services due to his termination of employment with Ares Operations LLC without Cause (as defined in the restricted stock award agreement) or (b) Mr. Henderson’s services are terminated by or at the direction of the Company within six months following a Change in Control of the Company (as defined in the restricted stock award agreement), other than related to a Cause termination by Ares Operations LLC. If the Company terminates Mr. Henderson’s services due to his termination of employment with Ares Operations LLC for Good Reason (as defined in the restricted stock award agreement) prior to a Change in Control and on or prior to April 21, 2020, the portion of such restricted stock award that would have vested during the 12 months following such termination will vest. In addition, the restricted stock granted to the named executive officers in June 2018 will fully vest if (i) such named executive officer incurs a termination of service due to death or disability or (ii) there is a Change of Manager Event (as defined in the restricted stock award agreement) prior to the termination of such named executive officer’s service. If the Company terminates such named executive officer’s services due to his termination of employment with Ares Operations LLC without Cause (as defined in the restricted stock award agreement), the portion of such restricted stock award that would have vested during the 12 months following such termination will vest.
The following table sets forth information on the potential value of the accelerated restricted stock to the named executive officers upon certain terminations or upon a change in control, assuming such termination or change in control occurred on December 31, 2018:

	Acceleration of Equity Vesting ($)(1)
	Henderson	Yoon
Termination due to termination of employment with Ares Operations LLC without Cause................	$884,216	$93,953
Termination in connection with a Change in Control...........................................................................	$710,328	$—
Termination due to termination of employment with Ares Operations LLC for Good Reason............	$355,170	$—
Death or Disability................................................................................................................................	$521,600	$281,847
Termination in connection with a Change in Manager Event...............................................................	$521,600	$281,847
_____________________________________________

(1)
Reflects the value of the acceleration of the named executive officer’s restricted stock, determined based on the closing price of a share of our common stock on December 31, 2018 (the last trading day of the fiscal year), which was $13.04.

Compensation Policies and Practices as They Relate to Risk Management
We are externally managed and advised by our Manager pursuant to the Management Agreement. Except for grants of restricted shares of common stock described above, we did not pay any compensation of any kind to our named executive officers during the fiscal year ended December 31, 2018. Instead, we pay our Manager a base management fee of 1.5% of our stockholders’ equity per year, an incentive fee and expense reimbursements. The management fee may not be increased or revised without the approval of our independent directors. Our compensation committee is charged with overseeing plans and programs related to the compensation of our Manager, including reviewing the performance of and compensation of our Manager. See “Certain Relationships and Related Transactions—Management Agreement,” for more detail regarding the management fee and incentive fee paid pursuant to the Management Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of February 26, 2019, the record date, regarding the ownership of each class of our capital stock by:

•	each of our directors;

•	each of the named executive officers;

•	each person known by us to beneficially hold 5% or more of our common stock; and

•	all of our directors and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as restricted shares of common stock that are currently vested or which are scheduled to vest within 60 days).
Ownership information for those persons who beneficially own 5% or more of the outstanding shares of the Company’s common stock is based upon Schedule 13D, Schedule 13G or other filings by such persons with the SEC and other information obtained from such persons.
Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 245 Park Avenue, 42nd Floor, New York, NY 10167.

Name and Address	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Directors and Executive Officers
Michael J Arougheti....................................................................................	352,776	1.23%
Rand S. April...............................................................................................	18,953	*
William S. Benjamin(3)................................................................................	15,296	*
Caroline E. Blakely.....................................................................................	20,886	*
William L. Browning..................................................................................	14,047	*
Edmond N. Moriarty, III.............................................................................	9,461	*
James E. Skinner.........................................................................................	26,773	*
James A. Henderson....................................................................................	108,092	*
Michael Weiner(4)........................................................................................	17,882	*
Tae‑Sik Yoon...............................................................................................	51,088	*
All directors and executive officers as a group (10 persons)......................	635,254	2.21%
5% or More Beneficial Owners
BlackRock, Inc.(5)........................................................................................	2,631,862	9.2%
Antony P. Ressler(6).....................................................................................	2,337,520	8.17%
Boston Partners(7)........................................................................................	1,935,205	6.74%
Tokio Marine Holdings, Inc.(8)....................................................................	1,469,769	5.16%
_____________________________________________

*	Represents less than 1% of the shares of common stock outstanding.

(1)	Includes vested and unvested restricted shares of common stock granted to our directors and Chief Financial Officer pursuant to our Equity Incentive Plan as of February 26, 2019 as follows:

	Vested Restricted Shares	Unvested Restricted Shares
Rand S. April...........................................................................................................................	17,421	1,532
Caroline E. Blakely.................................................................................................................	26,171	1,115
William L. Browning..............................................................................................................	26,171	1,115
James A. Henderson................................................................................................................	27,237	94,473
Edmond N. Moriarty, III.........................................................................................................	4,593	4,868
James E. Skinner.....................................................................................................................	17,421	1,532
Tae‑Sik Yoon...........................................................................................................................	29,474	21,614

(2)	Based on 28,755,665 shares of common stock outstanding on February 26, 2019.

(3)	Consists of shares of common stock held by William S. Benjamin 2017 No. 1 Trust of which a family member of Mr. Benjamin is a trustee.

(4)
Consists of (1) 11,111 shares of common stock held directly by Mr. Weiner and (2) 6,771 shares of common stock held by the Amended and Restated Weiner Living Trust, dated May 29, 2009, of which Mr. Weiner is the trustee.

(5)
On its Schedule 13G filed with the SEC on February 4, 2019, BlackRock, Inc. reported sole voting power with respect to 2,533,066 shares of common stock beneficially owned by it and sole dispositive power with respect to 2,631,862 shares of common stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of common stock of 9.2% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10022.

(6)
Includes (1) 829,966 shares of common stock held by Greek Associates, a California general partnership, of which Mr. Ressler is the general partner, and (2) 1,507,554 shares of common stock held by the Ressler/Gertz Family Foundation, of which Mr. Ressler is a co‑trustee and shares voting and dispositive power with his spouse and children. Mr. Ressler is the Co‑Founder and Chief Executive Officer of Ares Management. The business address of Mr. Ressler is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(7)
On its Schedule 13G filed with the SEC on February 12, 2019, Boston Partners reported sole voting power with respect to 1,775,681 shares of common stock and shared voting power with respect to 15,788 shares of common stock beneficially owned by it and sole dispositive power with respect to 1,935,205 shares of common stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of common stock of 6.74% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. Boston Partners’ address is One Beacon Street—30th Floor, Boston, MA 02108.

(8)
On a Schedule 13G filed with the SEC on February 17, 2015, Tokio Marine Holdings, Inc. (“Marine Holdings”) and Tokio Marine & Nichido Fire Insurance Co., Ltd. (“Nichido Fire”) reported shared voting and dispositive power with respect to 1,469,769 shares of common stock. Based solely on the Schedule 13G, Marine Holdings is the parent company of Nichido Fire and each of the other members of the filing group. Each member of the filing group reported that it had shared voting and dispositive power with respect to the shares of common stock it beneficially owned. The Schedule 13G reports a beneficial ownership percentage of 5.14% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purpose of the Schedule 13G. The address of Marine Holdings and Nichido Fire is Tokio Marine Nichido Building Shinkan, 2‑1 Marunouchi 1‑chome, Chiyoda‑ku, Tokyo, 100‑0005, Japan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Exchange Act our directors and executive officers, and any persons holding 10% or more of our common stock, are required to report their beneficial ownership and any changes therein to the SEC and us. Specific due dates for those reports have been established and we are required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, we believe that each of our directors and executive officers and any persons holding 10% or more of our common stock during the fiscal year ended December 31, 2018 complied with all Section 16(a) filing requirements applicable to them during the relevant period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. For example, we have a Code of Business Conduct and Ethics and Corporate Governance Guidelines that generally restrict the ability of any of our officers, directors or employees to engage in any transaction where there is a conflict between such individual’s personal interest and our interests. In addition, the audit committee is required to review and approve or ratify all related party transactions (as defined in Item 404 of Regulation S‑K), unless such transactions are separately approved by a majority of our independent directors. In determining whether to approve or ratify a transaction, the members of the audit committee and our other independent directors will take into account such factors as they deem appropriate. The charter for the audit committee, Code of Business Conduct and Ethics and Corporate Governance Guidelines can be accessed via our website at www.arescre.com.
Management Agreement
We are party to the Management Agreement, pursuant to which our Manager provides for the day‑to‑day management of our operations. The Management Agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that may be approved and monitored by the Board. The Management Agreement has a one‑year term that expires on May 1, 2019, and will be automatically renewed for successive one‑year terms thereafter, unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.
Pursuant to the terms of the Management Agreement, our Manager is paid a base management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable quarterly in arrears. For the fiscal year ended December 31, 2018, we incurred approximately $6.3 million in base management fees and $1.2 million in incentive fees payable to our Manager pursuant to the Management Agreement.
We do not reimburse our Manager for the salaries and other compensation of its personnel, except for the allocable share of the salaries and other compensation of our (a) Chief Financial Officer, based on the percentage of his time spent on our affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non‑investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on our affairs. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. For the fiscal year ended December 31, 2018, we reimbursed our Manager for approximately $3.6 million, which amount represented the portion of the allocable expenses payable by us under the Management Agreement for which our Manager sought reimbursement. Ares Management, from time to time, incurs fees, costs, and expenses on behalf of more than one investment vehicle. To the extent such fees, costs, and expenses are incurred for the account or benefit of more than one fund, each such investment vehicle will typically bear an allocable portion of any such fees, costs, and expenses in proportion to the size of its investment in the activity or entity to which such expense relates (subject to the terms of each fund’s governing documents) or in such other manner as Ares Management considers fair and equitable under the circumstances such as the relative fund size or capital available to be invested by such investment vehicles. Where an investment vehicle’s governing documents do not permit the payment of a particular expense, Ares Management will generally pay such investment vehicle’s allocable portion of such expense.
Our Manager is a subsidiary of Ares Management, an entity in which certain directors and officers of our Company and members of the Investment Committee of our Manager have ownership and financial interests. Our Manager and Ares Management have agreed that for so long as our Manager is managing us, neither Ares Management nor any of its affiliates will sponsor or manage any other U.S. publicly traded REIT that invests primarily in the same asset classes as us. Ares Management and its affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target investments. Other than as described in the immediately preceding sentence, neither Ares Management nor any of our affiliates are otherwise restricted from sponsoring or managing other funds or any other investment vehicles that are managed by Ares Management.
Ares Management and our Manager endeavor to allocate investment opportunities in a fair and equitable manner, subject to Ares Management’s allocation policy. Ares Management’s allocation policy, which may be amended without our consent, is intended to enable us to share equitably with any other investment vehicles that are managed by Ares Management. In general, investment opportunities are allocated taking into consideration various factors, including, among others, the relevant investment vehicles’ available capital, their investment objectives or strategies, their risk profiles and their existing or prior positions in an issuer/security, their potential conflicts of interest, the nature of the opportunity and market conditions, as well as the rotation of investment opportunities.

Co-Investments with other Ares Vehicles
From time to time we co-invest with other investment vehicles managed by Ares Management or its affiliates and their portfolio companies, including by means of splitting investments, participating in investments or other means of syndication of investments. For such co-investments, we generally expect to act as the administrative agent for the holders of such investments provided that we maintain a majority of the aggregate investment. No fees will be received by us for performing such service. Our investment in such co-investments are generally made on a pari-passu basis with the other Ares managed investment vehicles and we are not obligated to provide, nor have we provided, any financial support to the other Ares managed investment vehicles. As such, our risk is limited to the carrying value of our investment and we recognize only the carrying value of our investment in its consolidated balance sheets.
Ares Management maintains a $200 million real estate debt warehouse investment vehicle that holds Ares Management originated real estate loans, which are made available to us and other Ares managed investment vehicles to purchase. Although our Manager will approve the purchase of such loans only on terms, including the consideration to be paid, that are determined by our Manager in good faith to be appropriate for us, it is possible that the interests of Ares Management could be in conflict with ours and the interests of our stockholders. Our opportunity to purchase loans from such vehicle may be on different and potentially less favorable economic terms than other Ares managed vehicles if our Manager deems such purchase as being otherwise in our best interests.
Servicing Agreements
Certain of our subsidiaries, along with our lenders under certain of our secured funding facilities have entered into various servicing agreements with our Manager’s servicer. Our Manager’s servicer has agreed that no servicing fees pursuant to these servicing agreements would be charged to us or our subsidiaries for so long as the Management Agreement remains in effect, but that our Manager’s servicer will continue to receive reimbursement for overhead related to servicing and operational activities pursuant to the terms of the Management Agreement.
Registration Rights Agreement
We are a party to a registration rights agreement with regard to shares held from time to time by Ares Investments Holdings LLC (“Ares Investments”), a subsidiary of Ares Management, and its affiliates, which we refer to as the registrable shares. Pursuant to the registration rights agreement, we granted Ares Investments and its direct and indirect transferees:

•	unlimited demand registration rights to have the registrable shares registered for resale; and

•	in certain circumstances, the right to “piggy‑back” the registrable shares in registration statements we might file in connection with any future public offering.
Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”
“Ares” License Agreement
We have entered into a license agreement with Ares Management, pursuant to which it granted us a non‑exclusive, royalty‑free license to use the name “Ares.” Under this agreement, we have a right to use this name for so long as Ares Commercial Real Estate Management LLC remains our Manager. This license agreement may be terminated by either party without penalty upon 180 days’ written notice to the other.
Director and Officer Indemnification and Liability Insurance
We purchase directors’ and officers’ liability insurance on behalf of our directors and officers. In addition, we have entered into indemnification agreements with each of our current directors and executive officers and intend to enter into indemnification agreements with each of our future directors and executive officers. The indemnification agreements provide these directors and executive officers the maximum indemnification permitted under Maryland law. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities which such person may incur by reason of his or her status as a present or former director of our Company in any action or proceeding arising out of the performance of such person’s services as a present or former director or executive officer of our Company.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2020 ANNUAL MEETING
Stockholders may present proper nominations of candidates for director or other proposals for inclusion in our proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to our Secretary in a timely manner, calculated in the manner provided in Rule 14a‑8(e) of the Exchange Act, applicable state law and our Charter and Bylaws.
Deadlines for Submitting Stockholder Proposals for Inclusion in the Company’s Proxy Statement and Proxy Card
To be considered timely under Rule 14a‑8(e) of the Exchange Act for inclusion in our proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder’s proposal must be received at our principal executive offices not less than 120 calendar days before the anniversary of the date our proxy statement was released to stockholders for the previous year’s annual meeting. Accordingly, a stockholder’s proposal must be received no later than November 15, 2019 in order to be included in our proxy statement and proxy card for the 2020 annual meeting of stockholders.
Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company’s 2019 Annual Meeting
The deadline for submitting notice of a stockholder’s nomination of a candidate for director or other proposal for consideration at the 2020 annual meeting of stockholders under the current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of release of the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of release of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder’s nomination of a candidate for director or other proposal must be received no earlier than October 16, 2019 and no later than 5:00 p.m., Eastern Time, on November 15, 2019 in order to be considered at the 2020 annual meeting of stockholders. In order to be considered timely, such notice shall be delivered to the Secretary at our principal executive office and shall set forth all information required under Section 11 of Article II of the Bylaws.

ANNUAL REPORT AVAILABLE
A copy of our 2018 annual report containing audited financial statements accompanies this proxy statement.
We will provide to each stockholder a copy (without exhibits, unless otherwise requested) of our annual report free of charge. Requests should be directed to the Investor Relations Department at Ares Commercial Real Estate Management, 245 Park Avenue, 42nd Floor, New York, NY 10167. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov. The annual report is not part of the proxy solicitation materials.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year a number of brokers with account holders who are our stockholders will be “householding” its proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Ares Commercial Real Estate Management, 245 Park Avenue, 42nd Floor, New York, NY 10167 or 888‑818‑5298. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2019: The Notice of Annual Meeting, proxy statement and the Company’s 2018 annual report are available at: http://materials.proxyvote.com/04013V.

OTHER MATTERS
The Board is not aware of any other matters to be presented at the Annual Meeting or at any adjournment or postponement thereof. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.
You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to promptly submit your proxy voting instructions.

By Order of the Board of Directors,
/s/ Anton Feingold
Anton Feingold Secretary
New York, New York
March 14, 2019

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote "FOR" Proposal 1 to elect the following Directors:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Persons to serve as Class I Directors until the Company's 2022 Annual Meeting of Stockholders, and until their successors are duly elected and qualify.

Nominees

01) William L. Browning 02) James A. Henderson 03) Edmond N. Moriarty III

The Board of Directors recommends a vote FOR Proposals 2 and 3:

The Board of Directors recommends a vote "3 YEARS" for Proposal 4:

NOTE: The proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000403955_1 R1.0.1.18

ARES COMMERCIAL REAL ESTATE CORPORATION

Annual Meeting of Stockholders

April 23, 2019 at 9:30 AM Eastern Daylight Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Weiner, Tae-Sik Yoon and Anton Feingold, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Ares Commercial Real Estate Corporation (the "Company") to be held on April 23, 2019 at 9:30 a.m., Eastern Daylight Time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting, and any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "3 YEARS" FOR PROPOSAL 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the Board of Directors of the Company knows of no other business to be presented at the meeting.

Your vote is important. Please vote immediately

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

0000403955_2 R1.0.1.18

QUICKLINKS

Notice of Annual Meeting of Stockholders
Proxy Statement for 2019 Annual Meeting of Stockholders
Report of the Audit Committee
Corporate Governance—Board of Directors and Committees
Compensation of Directors
Executive Officers
Executive Compensation
Compensation Committee Report
Security Ownership of Management and Certain Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions
Stockholder Nominations and Proposals for the 2020 Annual Meeting
Annual Report Available
Householding of Proxy Materials
Other Matters